Exhibit 21



                         SUBSIDIARIES OF THE REGISTRANT
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            Parent                            Subsidiary                      Ownership               Organization
------------------------------------------------------------------------------------------------------------------
Washington Bancorp                 Washington Federal Savings Bank               100%                    Federal

Washington Bancorp                 Rubio Savings Bank of Brighton                100%                     Iowa

Washington Federal Savings Bank    Washington Financial Services, Inc.           100%                     Iowa


     The financial statements of the Registrant are consolidated with those of its subsidiaries.